Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-145561

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted until the registration statement is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT
SUBJECT TO COMPLETION DATED JUNE 23, 2008
(To Prospectus Dated September 18, 2007)

Up to 10,000,000 Shares of Common Stock, par value $0.0001 per share
Warrants to Purchase up to 10,000,000 Shares of Common Stock, par value $0.0001 per share

This prospectus supplement and the accompanying prospectus relate to the sale of up to 10,000,000 shares of our common stock and warrants to purchase up to 10,000,000 shares of our common stock and the issuance of up to 10,000,000 shares of our common stock upon exercise of the warrants. Purchasers will receive warrants to purchase up to 10,000,000 shares of common stock at an exercise price of $         per share for each share of common stock they purchase in this offering. Units will not be issued or certificated. The shares of common stock and the warrants will be issued separately.

You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporate by reference, before you invest in our securities.

Our common stock is dual-listed on The Nasdaq Capital Market and the OMX Nordic Exchange under the ticker symbol ‘‘EPCT.’’ The last reported sale price of our common stock on The Nasdaq Capital Market on June 20, 2008 was $0.39 per share. See ‘‘Risk Factors — Our common stock may be delisted from The Nasdaq Capital Market or the OMX Nordic Exchange, which may make it more difficult for you to sell your shares’’ for information regarding the potential de-listing of our common stock.

	Per Unit		Total
Public offering price	$	•	$	•
Placement agent’s fees	$	•	$	•
Proceeds, before expenses, to EpiCept Corporation	$	•	$	•

We retained Rodman & Renshaw, LLC as placement agent to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The placement agent is not purchasing or selling any securities pursuant to this prospectus supplement or the accompanying prospectus. We expect that delivery of the securities being offered pursuant to this prospectus supplement will be made to purchasers on or about June       , 2008.

Investing in our securities involves a high degree of risk and the purchasers of the securities may lose their entire investment. See ‘‘Risk Factors’’ beginning on page S-5 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

RODMAN & RENSHAW, LLC

The date of this Prospectus Supplement is June        , 2008.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus supplement is accurate as of any date other than the date on the front of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since then.

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-ii
ABOUT EPICEPT	S-1
THE OFFERING	S-4
RISK FACTORS	S-5
USE OF PROCEEDS	S-9
DESCRIPTION OF THE WARRANTS	S-10
PLAN OF DISTRIBUTION	S-11
LEGAL MATTERS	S-11
WHERE YOU CAN FIND MORE INFORMATION	S-12
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-12

Prospectus

ABOUT THIS PROSPECTUS	i
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	ii
ABOUT EPICEPT	1
RISK FACTORS	2
USE OF PROCEEDS	2
RATIO OF EARNINGS TO FIXED CHARGES	2
SECURITIES WE MAY OFFER	2
DESCRIPTION OF CAPITAL STOCK	3
DESCRIPTION OF DEBT SECURITIES THAT WE MAY OFFER	7
DESCRIPTION OF WARRANTS	13
DESCRIPTION OF UNITS	14
PLAN OF DISTRIBUTION	15
LEGAL MATTERS	17
EXPERTS	17
WHERE YOU CAN FIND MORE INFORMATION	17
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	18

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and warrants and also adds to and updates information contained in or incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more information about us and the type of securities we may offer from time to time under our shelf registration statement. To the extent there is a conflict between the information contained, or referred to, in this prospectus supplement, on the one hand, and the information contained, or referred to, in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control. We have not authorized any broker, dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy common stock and warrants, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy common stock and warrants in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and any accompanying prospectus is delivered or common stock and warrants are sold on a later date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the registration statement of which it forms a part, any accompanying prospectus and the documents incorporated by reference into these documents contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. We use words such as ‘‘anticipates,’’ ‘‘believes,’’ ‘‘plans,’’ ‘‘expects,’’ ‘‘future,’’ ‘‘intends,’’ ‘‘will,’’ ‘‘foresee’’ and similar expressions to identify these forward-looking statements. In addition, from time to time we or our representatives have made or may make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the Securities and Exchange Commission, or SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions, that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those discussed in the section entitled ‘‘Risk Factors’’ beginning on page S-6 of this prospectus supplement. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which reflect management’s opinions only as of the date hereof. Except as required by law, EpiCept undertakes no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus supplement.

S-ii

ABOUT EPICEPT

This summary description of us and our business highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus, or incorporated herein or therein by reference. This summary may not contain all of the information that you should consider before buying securities in this offering. You should carefully read this entire prospectus supplement, the accompanying prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used herein, ‘‘EpiCept’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our’’ refer to EpiCept Corporation and its subsidiaries.

We are a specialty pharmaceutical company focused on the development of pharmaceutical products for the treatment of cancer and pain. We have a portfolio of five product candidates in various stages of development: an oncology product candidate undergoing a reexamination following a negative opinion for registration in Europe, two oncology compounds, a pain product candidate for the treatment of peripheral neuropathies and another pain product candidate for the treatment of acute back pain.

Our leading oncology product candidate, Ceplene®, is being reexamined for European registration after receiving a negative opinion in March 2008. Ceplene® is intended as remission maintenance therapy in the treatment of acute myeloid leukemia, or AML, for patients who are in their first complete remission (CR-1). We have completed our first Phase I clinical trial for EPC2407, a novel small molecule vascular disruption agent (‘‘VDA’’) and apoptosis inducer for the treatment of patients with advanced solid tumors and lymphomas. AzixaTM (MPC-6827), an apoptosis inducer with VDA activity licensed by us to Myriad Genetics, Inc. (‘‘Myriad’’) as part of an exclusive, worldwide development and commercialization agreement, is currently in Phase II clinical trials in patients with primary glioblastoma, melanoma that has metastasized to the brain and non-small-cell lung cancer that has spread to the brain.

Our pain product candidate, EpiCept NP-1, is a prescription topical analgesic cream designed to provide effective long-term relief of pain associated with peripheral neuropathies. We recently concluded a Phase II clinical study of NP-1 in patients suffering from diabetic peripheral neuropathy, or DPN, and have ongoing clinical trials for herpetic peripheral neuropathy, or PHN, and chemotherapy induced neuropathy, or CIN. We expect that the results of the Phase II clinical study will be available in the third quarter of 2008. LidoPAIN BP, licensed to Endo Pharmaceuticals, is currently in Phase II PHN development for the treatment of acute back pain.

None of our product candidates has been approved by the U.S. Food and Drug Administration or any comparable agency in another country and we have yet to generate product revenues from any of our product candidates in development.

Our executive offices are located at 777 Old Saw Mill River Road, Tarrytown, NY 10591, our telephone number at that location is (914) 606-3500, and our website can be accessed at www.epicept.com. Information contained in our website does not constitute part of this prospectus supplement or the accompanying prospectus.

Recent Developments

Liquidity.    We currently have sufficient cash resources to fund our projected operating and debt service requirements into June 2008. We believe that our existing cash resources together with the net proceeds from this offering will be sufficient to meet our projected operating and debt service requirements through July 2008 but will not be sufficient to meet our obligations thereafter, including but not limited to, our obligations to make interest and principal payments under (1) our senior secured loan from Hercules Technology Growth Capital (‘‘Hercules’’), which has a balance of $5.4 million at June 10, 2008 and is secured by a pledge of substantially all of our assets, including our intellectual property, and (2) our €1.5 million (approximately $2.4 million) of outstanding indebtedness that matures in December 2008. In addition, we have deferred, and will have to continue to defer, payments to certain of our vendors which will cause our accounts payable balance to increase. We are seeking to raise additional capital as soon as possible. However, our efforts may not be successful. If we do not raise additional funds before the end of July 2008 we will be unable to meet our operating and debt service obligations, including the payment of the interest and principal on our senior secured loan. If we default on the payment of the interest and principal on our indebtedness, our senior lender may seek to accelerate our senior secured loan and exercise their rights and remedies under their loan and security agreement, including the sale of our property and other assets. See ‘‘Risk Factors — We have limited liquidity and, as a result, may not be able to meet our operating and debt service requirements including our obligations under our senior secured loan’’ and ‘‘Risk Factors — We need to raise additional capital as soon as possible and we may not be able to do so.’’

Ceplene®.    Ceplene® is our lead oncology product candidate and our only product candidate currently under regulatory consideration. In March 2008, we received a negative determination from CHMP regarding our European marketing authorization application for Ceplene® for the remission maintenance and prevention of relapse of patients with AML in first remission.

In accordance with the rules governing the European Centralized procedure, we have requested a reexamination of this opinion through the reexamination procedure and, in May 2008, we submitted our ‘‘Detailed Grounds for Re-Examination.’’ No formal decision will be taken by the European Commission, as the European licensing authority, until the reexamination procedure has been completed. We expect the determination of the reexamination to take place in July 2008. We cannot assure you that the reexamination will be successful. If the reexamination is not successful the market value of our common stock and warrants will be materially and adversely affected, our ability to raise additional capital will be significantly impaired and our senior secured lender may assert that there has been a material adverse effect in our business and declare an event of default. In addition, if the reexamination is not successful and the results of our NP-1 trial are not positive, our senior secured loan has been amended to provide that that would constitute a material adverse effect and our senior secured lender could assert an event of default. If our senior lender is successful in its assertion that an event of default has occurred, they may seek to accelerate our senior secured loan and exercise their rights and remedies under their loan and security agreement, including the sale of our intellectual property and other assets. See ‘‘Risk Factors — We may not be able to obtain regulatory approval for Ceplene®, our lead product oncology candidate, which could delay or prevent us from being able to generate revenue from sales of Ceplene® and require additional expenditures. Our Phase II trial for NP-1 may not be successful.’’

Senior Secured Loan.    In May 2008, we amended the Hercules loan agreement such that we are required to meet certain obligations to obtain financing by June 2008 and July 2008. Hercules has agreed to waive such obligations in consideration of the prepayment and loan and warrant amendments described below. In connection with that amendment, we were required to pay Hercules an amendment fee of $50,000, which has been paid. We further amended the senior secured loan on June 23, 2008. In connection with that amendment, we have agreed to pay $500,000 from our restricted account to Hercules to be applied to the interest and principal at our senior secured loan to repay a portion of the $5.4 million balance of our senior secured loan outstanding as of June 10, 2008 and to use $250,000 of the proceeds of the offering to pay Hercules for amendment fees and expense reimbursements. We have agreed that the remaining loan balance will bear interest at a rate per annum of 15.0% (an increase from 11.7%) We have also agreed that $200,000 under the senior secured loan shall be due and payable on the earliest to occur of (a) an equity financing in which we receive net proceeds of $5,000,000, (b) the date the senior secured loan becomes due and payable whether by acceleration or otherwise, and (c) August 15, 2008. We have further agreed that the payment of the $1,000,000 (less the $200,000 previously paid) under the senior secured loan shall be due and payable on the earliest to occur of (i) an equity financing in which we receive net proceeds of $5,000,000, (ii) the date the senior secured loan becomes due and payable whether by acceleration or otherwise, and (iii) September 15, 2008. The maturity date of the loan is amended to be April 1, 2009 and the balance of the loan (less $1,000,000) is required to be paid in ten (10) equal monthly installments beginning July 1, 2008. In addition, we agreed that we would pay the senior secured loan prior to making any principal payments under our €1.5 million outstanding indebtedness which matures in December 2008. In the amendments, we have agreed to pay Hercules (a) fees and expense reimbursements of $250,000 out of the proceeds of this offering, (b) a $250,000 fee upon the receipt of statistically significant results for the primary endpoint(s) in our current clinical trial for NP-1 and (c) a $500,000 fee upon a positive decision on the reexamination of Ceplene® by the EMEA scheduled for the end of July 2008. In addition, if the reexamination is not successful and the results of our NP-1 trial are not positive, our senior secured loan has been amended to provide that that would constitute a material adverse effect and our senior secured lender could assert an event of default. We issued a warrant to Hercules in June 2008 in which the number of shares of our common stock issuable upon exercise of the warrant, or the warrant shares, would be equal to (i) the quotient derived by dividing (a) $1,500,000 by (b) the closing price per share on the effective date of the amendment to the warrant agreement (or the ‘‘initial warrant shares’’), plus (ii) the quotient derived by dividing (a) $400,000 by (b) the sum of (x) the closing price per share on the date of the amendment to the warrant agreement plus (y) $0.02 (or the ‘‘additional warrant shares’’). The exercise price for the initial warrant shares is the closing price per share of our common stock on the effective date of the amendment to the warrant agreement. The exercise price for the additional warrant shares is closing price per share of our common stock on the date of the amendment to the warrant agreement plus $0.02. The senior secured lender may, at its option, convert up to $1,900,000 of the outstanding principal amount of the loan into shares of our common stock valued at the closing price per share of common stock on the date of the amendment plus $0.125 per share. We have granted the senior secured lender registration rights with respect to the shares issuable upon conversion of the senior secured loan and upon exercise of its warrants. We may not be able to meet our obligations under our senior secured loan and our senior secured lender may assert that an event of default has occurred at any time and seek to accelerate the loan and exercise their rights and remedies under the loan and security agreement including the sale of our intellectual property or other assets. See ‘‘Risk Factors — We have limited liquidity and, as a result, may not be able to meet our operating and debt service requirements including our obligations under our senior secured loan.’’

Nasdaq Delisting.    On April 8, 2008, we announced that the Nasdaq Listing Qualifications Department notified us on April 4, 2008 that we were not in compliance with the market value requirement because the market value of our listed securities fell below $35,000,000 for ten consecutive business days (pursuant to Rule 4310(c)(3)(B) of the Nasdaq Marketplace Rules). Pursuant to Nasdaq Marketplace Rule 4310(c)(8)(C), we were provided a period of 30 calendar days, or until May 5, 2008, to regain compliance.

On April 16, 2008, we received a letter from the Nasdaq Listings Qualification Department stating that we were not in compliance with the continued listing requirements of The Nasdaq Capital Market because the bid price of our common stock has closed below the minimum $1.00 per share requirement for 30 consecutive business days (pursuant to Marketplace Rule 4310(c)(4)).

On May 7, 2008 we were notified by the Nasdaq Listing Qualifications Department that we had not regained compliance with the continued listing requirements of The Nasdaq Capital Market. As a result, the Nasdaq Listing Qualifications Department has determined that our securities are subject to delisting from The Nasdaq Capital Market.

On May 14, 2008, we requested a hearing before a Nasdaq Listing Qualifications Panel to review this determination. Nasdaq has requested that we also address the bid price requirement during the hearing. Our securities will remain listed on The Nasdaq Capital Market pending the Panel’s decision. The hearing was held on June 12, 2008 and the Panel’s decision is scheduled to be announced within 30 to 45 days after the hearing but may be announced sooner. In the event that our securities are delisted from The Nasdaq Capital Market, our securities may be eligible to trade on the over-the-counter market, although we can not assume that will be the case. We have received a notice from the OMX Nordic Exchange that our common stock has been moved to the observation segment effective June 2, 2008 due to the fact that there is a material adverse uncertainty regarding our financial situation. The delisting of our common stock by The Nasdaq Capital Market may result in the delisting of our common stock on the OMX Nordic Exchange in Sweden and the delisting of our common stock on The Nasdaq Capital Market or the OMX Nordic Exchange would adversely affect the market price and liquidity of our common stock and warrants, your ability to sell your shares of our common stock and warrants and our ability to raise capital. See ‘‘Risk Factors — Our common stock may be delisted from The Nasdaq Capital Market or the OMX Nordic Exchange, which will make it more difficult for you to sell your shares.’’

THE OFFERING

Common stock being offered by us in this offering	Up to 10,000,000 shares of common stock

Warrants offered by us in this offering	Warrants to purchase up to 10,000,000 shares of common stock

Common stock issuable upon exercise of the warrants	Up to 10,000,000 shares common stock

Common stock to be outstanding after this offering(1)	Up to 61,303,905 shares of common stock

Use of proceeds	Any net proceeds we may receive will be used to pay $250,000 to our senior secured lender as amendment fees and expense reimbursements, and the remaining proceeds to meet our working capital needs and general corporate purposes. See ‘‘Use of Proceeds.’’

Nasdaq Capital Market and OMX Nordic Exchange symbol	EPCT

Risk factors	Investing in our common stock and warrants involves a high degree of risk and the purchasers of our common stock, warrants and the underlying common stock may lose their entire investment. See ‘‘Risk Factors’’ and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our securities.

(1)	The number of shares of our common stock to be outstanding after this offering is based on the number of shares of our common stock outstanding as of June 20, 2008 and an issuance of 10,000,000 shares of common stock. This number does not include, as of June 20, 2008:
•	4,919,349 shares of our common stock issuable upon exercise of options outstanding, at a weighted average exercise price of $4.78 per share, including 1,101,490 shares issuable upon the exercise of options granted during 2008 to certain of our directors, our named executive officers and other employees;
•	392,899 shares of restricted common stock and common stock units granted to certain of our directors, our named executive officers and other employees;
•	2,780,637 shares of our common stock reserved for issuance under our 2005 Equity Incentive Plan and our 2005 Employee Stock Purchase Plan;
•	15,014,325 shares of our common stock issuable upon the exercise of warrants purchased in certain private placements at a weighted average exercise price of $2.48 per share;
•	1,000,000 shares of common stock that may be issued in the future under our Standby Equity Distribution Agreement with YA Global Investments, L.P., dated as of December 21, 2006, pursuant to which no shares have been issued;
•	10,000,000 shares of our common stock issuable upon exercise of the Warrants; and
•	the shares issuable to our senior secured lender upon exercise of its warrants or upon conversion of its senior secured note.

RISK FACTORS

Investment in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. You should carefully consider the specific risks described below and under the caption ‘‘Risk Factors’’ in any of our filings with the SEC pursuant to Section 13(a), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated herein by reference, before making an investment decision. Each of the risks described in these headings could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. For more information, see ‘‘Where You Can Find More Information’’ and ‘‘Incorporation of Certain Documents By Reference.’’

Risks Related to our Financial Condition and Business

We have limited liquidity and, as a result, may not be able to meet our operating and debt service requirements including our obligations under our senior secured loan.

We believe that our existing cash resources together with the net proceeds from this offering will be sufficient to meet our projected operating and debt service requirements through July 2008 but will not be sufficient to meet our obligations thereafter, including but not limited to, our obligations to make interest and principal payments under (1) our senior secured loan from Hercules, which has a balance of $5.4 million at June 10, 2008, and is secured by a pledge of substantially all of our assets, including our intellectual property and (2) our €1.5 million (approximately $2.4 million) of outstanding indebtedness that matures in December 2008. In addition, we have deferred, and will continue to defer, payments to certain of our vendors which will cause our accounts payable balance to increase. We are seeking to raise additional capital as soon as possible. However, our efforts may not be successful. If we do not raise additional funds before the end of July 2008, we will be unable to meet our operating and debt service obligations, including the payment of interest and principal on our senior secured loan. If we default on the payment of the interest and principal on our indebtedness or if our senior secured lender otherwise asserts that there has been a material adverse change in our business that constitutes an event of default, they may seek to accelerate our senior secured loan and exercise their rights and remedies under their loan and security agreement, including the sale of our property and other assets. In addition, we may be forced to file a bankruptcy case or have an involuntary bankruptcy case filed against us or otherwise liquidate our assets. Any of these events would materially and adversely effect our business, financial condition, results of operations, the value of our common stock and warrants and our ability to raise capital and could result in the termination of our collaborative and licensing arrangements. See ‘‘Risk Factors — We need to raise additional capital as soon as possible and we may not be able to do so.’’

We need to raise additional capital as soon as possible and we may not be able to do so.

We are seeking to raise, as soon as possible, additional equity capital, incur additional indebtedness or enter into collaboration and licensing agreements to enable us to continue to fund our operating and debt service requirements and to meet our commitments under our existing indebtedness. Equity capital, if available, may be dilutive or may have rights and preferences that adversely impact the value of our common stock and warrants. Debt financing, if available, may contain restrictive covenants that could limit our flexibility in conducting future business activities. Given our available cash resources, existing indebtedness and results of operations, obtaining debt financing may not be possible. To the extent we raise additional capital through collaborative and licensing arrangements, it may be necessary for us to relinquish valuable rights to our product candidates that we might otherwise seek to develop or commercialize independently. If the reexamination of the Ceplene® negative opinion is not successful or the results of our NP-1 Phase II clinical trial are not positive or do not support further clinical development of NP-1, our ability to raise additional capital would be materially and adversely affected.

Our common stock may be delisted by The Nasdaq Capital Market and the OMX Nordic Exchange due to our failure to maintain various listing standards and our financial condition. The delisting of our common stock would adversely affect the market price and liquidity of our common stock and warrants and our ability to raise capital through the sale of equity securities. In addition, if our common stock is delisted, we will not be able to offer and sell securities utilizing our existing shelf registration statement on Form S-3, which would make it more difficult for us to raise capital through public offerings of equity and debt securities. After this offering, due to restrictions under U.S. securities laws, we will have limited ability to utilize our existing shelf registration statement to raise additional capital for a period of one year unless the market value of our common stock and warrants increases substantially, which would delay or prevent us from raising capital in public offerings. There can be no assurance that our efforts to raise additional funds will be successful, or that sufficient funds will be available on satisfactory terms. If we are not successful in obtaining additional funds prior to July 2008, we will be required to curtail our operations, we will not be able to meet our operating and debt service requirements, and our lenders would likely seek to accelerate our indebtedness and, in the case of Hercules, seek to exercise their rights and remedies under their loan and security agreement, including their right to assert an event of default, demand repayment, accelerate our debt and sell our intellectual property and other assets. In such an event, we may be forced to file a bankruptcy case or have an involuntary bankruptcy case filed against us. Any of these circumstances would materially and adversely affect our business, financial condition, results of operations, the value of our common stock and warrants and our ability to raise capital and could result in the termination of our collaborative and licensing arrangements.

We may not be able to obtain regulatory approval for Ceplene®, our lead product oncology candidate, which could delay or prevent us from being able to generate revenue from sales of Ceplene® and require additional expenditures. Our Phase II clinical trial for NP-1 may not be successful.

None of our products has received regulatory approval. Ceplene® is our lead oncology product candidate and our only product candidate currently under regulatory consideration. In March 2008, we received a negative determination from CHMP regarding our marketing authorization application for Ceplene® for the remission maintenance and prevention of relapse of patients with AML in first remission.

In accordance with the rules governing the European Centralized procedure, we have requested a reexamination of this opinion through the appeal procedure and in May 2008 we submitted our ‘‘Detailed Grounds for Re-Examination.’’ No formal decision will be taken by the European Commission, as the European licensing authority, until the reexamination has been completed. We expect the reexamination to take place in July 2008.

We may not be successful in our efforts to advocate for a positive outcome in the reexamination and we cannot assure you that the reexamination will be successful. A negative outcome in the reexamination would delay or prevent us from generating revenue from product sales of Ceplene® for the foreseeable future and may require us to conduct additional costly and time-consuming clinical trials, which may not be successful.

We anticipate that the results of our Phase II clinical trial for NP-1 will be available in the third quarter of 2008. The results of that clinical trial may not be positive or support further development of NP-1.

If the reexamination is not successful, or our Phase II clinical trial for NP-1 is not positive or does not support further clinical development of NP-1, the market value of our common stock and warrants will be materially and adversely affected, our ability to raise additional capital will be significantly impaired and our senior secured lender may assert that there has been a material adverse effect on our business and declare an event of default of our senior secured loan and seek to exercise their rights and remedies, including their right to declare an event of default, demand repayment and sell our intellectual property and other assets. In addition, if the reexamination is not successful and the results of our NP-1 trial are not positive, our senior secured loan has been amended to provide that that would constitute a material adverse effect and our senior secured lender could assert an event of default. In such an event, we may be forced to file a bankruptcy case or have an involuntary bankruptcy case filed against us. Any of these events would materially and adversely effect the value of our common stock and warrants.

We have a history of losses and have never generated revenues from product sales and we expect to incur substantial losses in the future.

We have incurred significant losses since our inception, and we expect that we will experience net losses and negative cash flow for the foreseeable future. Since our inception in 1993, we have incurred significant net losses in each year. Our losses have resulted principally from costs incurred in connection with our development activities and from general and administrative costs associated with our operations. Our net loss for the fiscal year ended December 31, 2007 and 2006 and the three months ended March 31, 2008, was $28.7 million, $65.5 million, and $6.1 million, respectively. As of December 31, 2007 and 2006, our accumulated deficit was $170.8 and $142.2 million, respectively, and as of March 31, 2008 our accumulated deficit was $176.9 million. We may never generate sufficient net revenue to achieve or sustain profitability.

We expect to continue to incur increasing expenses over the next several years as we:

•	continue to conduct clinical trials for our product candidates;

•	seek regulatory approvals for our product candidates;

•	develop, formulate and commercialize our product candidates;

•	implement additional internal controls and reporting systems and develop new corporate infrastructure;

•	acquire or in-license additional products or technologies or expand the use of our technologies; and

•	maintain, defend and expand the scope of our intellectual property.

We expect that we will have large fixed expenses in the future, including significant expenses for research and development and general and administrative expenses. We will need to generate significant revenues to achieve and maintain profitability. If we cannot successfully develop, obtain regulatory approvals for, and commercialize our product candidates, we will not be able to generate significant revenue from product sales or achieve profitability in the future. As a result, our ability to achieve and sustain profitability will depend on our ability to generate and sustain substantially higher revenue while maintaining reasonable cost and expense levels.

We may not be able to continue as a going concern.

Our recurring losses from operations and our stockholders’ deficit raise substantial doubt about our ability to continue as a going concern and, as a result, our independent registered public accounting firm has included an explanatory paragraph in its report on our consolidated financial statements for the year ended December 31, 2007, which are incorporated herein by reference, with respect to this uncertainty. We will need to raise additional capital to continue to operate as a going concern. In addition, the perception that we may not be able to continue as a going concern may cause others to choose not to deal with us due to concerns about our ability to meet our contractual obligations and may adversely affect our ability to raise additional capital.

Risks Related to this Offering

Our common stock may be delisted from The Nasdaq Capital Market or the OMX Nordic Exchange, which may make it more difficult for you to sell your shares.

We received a letter from the Nasdaq Listing Qualifications Department stating that we have not regained compliance with the continued listing requirements of The Nasdaq Capital Market because the market value of our listed securities fell below $35,000,000 for 10 consecutive trading days and we were unable to regain compliance. As a result, Nasdaq determined that our common stock will be delisted from The Nasdaq Capital Market on May 16, 2008. We appealed that determination which will stay the delisting of our common stock until the appeal is heard. In addition, we also received a letter from Nasdaq stating that we were not in compliance with the continued listing requirements of The Nasdaq Capital Market because the bid price of our common stock closed below the minimum of $1.00 per share requirement for 30 consecutive business days. Nasdaq requested that we also address this requirement in our appeal. The hearing for our appeal was held on June 12, 2008 and the decision is scheduled to be announced within 30 to 45 days after the hearing but may be announced sooner. We have also received a notice from the OMX Nordic Exchange that our common stock has been moved to the observation segment effective June 2, 2008 due to the fact that there is a material adverse uncertainty regarding our financial situation. The delisting of our common stock by The Nasdaq Capital Market may result in the delisting of our common stock on the OMX Nordic Exchange in Sweden and the delisting of our common stock on The Nasdaq Capital Market or the OMX Nordic Exchange would adversely affect the market price and liquidity of our common stock and warrants, your ability to sell your shares of our common stock, our ability to raise capital and, could cause our senior secured lender to assert that there has been a material adverse change in our business and declare an event of default of our senior secured loan.

Our quarterly financial results are likely to fluctuate significantly, which could have an adverse effect on our stock price.

Our quarterly operating results, which are expected to be losses for the foreseeable future, will be difficult to predict and may fluctuate significantly from period to period, particularly because we are a relatively small company with no approved products. The level of our revenues, if any, expenses and our results of operations at any given time could fluctuate as a result of any of the following factors:

•	research and development expenses incurred and other operating expenses;

•	results of our clinical trials;

•	our ability to obtain regulatory approval for our product candidates;

•	our ability to achieve milestones under our strategic relationships on a timely basis or at all;

•	timing of new product offerings, acquisitions, licenses or other significant events by us or our competitors;

•	regulatory approvals and legislative changes affecting the products we may offer or those of our competitors;

•	our ability to establish and maintain a productive sales force;

•	demand and pricing of any products we may offer;

•	physician and patient acceptance of our products;

•	levels of third-party reimbursement for our products;

•	interruption in the manufacturing or distribution of our products;

•	the effect of competing technological and market developments;

•	litigation involving patents, licenses or other intellectual property rights; and

•	product failures or product liability lawsuits.

Until we obtain regulatory approval for any of our product candidates, we cannot begin to market or sell them. As a result, it will be difficult for us to forecast demand for our products with any degree of certainty. It is also difficult to predict the timing of the achievement of various milestones under our strategic relationships. In addition, our operating expenses may continue to increase as we develop product candidates and build commercial capabilities. Accordingly, we may experience significant quarterly losses. Because of these factors, our operating results in one or more future quarters may fail to meet the expectations of securities analysts or investors, which would adversely affect the value of our common stock and warrants.

Future sales of common stock by our existing stockholders may cause our stock price to fall.

The market price of our common stock and warrants could decline as a result of sales by our existing and future stockholders, including the holders of our warrants and our senior secured lender, in the market or the perception that these sales could occur. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

Because we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways in which you disagree.

We intend to use the net proceeds to repay indebtedness and for general corporate purposes. See ‘‘Use of Proceeds.’’ With the exception of the proceeds that we will use to repay indebtedness, we have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

We have never paid dividends on our common stock, and we do not anticipate paying any cash dividends in the foreseeable future.

We have never paid cash dividends on any of our classes of capital stock to date, and we intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of existing or any future debt may preclude us from paying these dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $     million after deducting the placement agent’s fee and estimated offering expenses. We will not receive any additional cash proceeds from the exercise of the warrants offered hereby. $250,000 of the net proceeds will be paid to our senior secured lender as amendment fees and expense reimbursements. Investing in our common stock and warrants involves a high degree of risk and purchasers may lose their entire investment. We expect to use the remainder of the net proceeds to fund our operations and to make scheduled monthly payments on our senior secured debt. We may invest funds that we do not immediately require in short-term marketable securities.

DESCRIPTION OF THE WARRANTS

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to, and qualified in its entirety by, the terms of the warrants as set forth in the form of warrant to be filed as exhibits to our current report on Form 8-K which we will file with the SEC on or about June 23, 2008.

The warrants represent the right to purchase up to 10,000,000 shares of common stock at an initial exercise price equal to $         per share. Each warrant may be exercised at any time and from time to time on or after the six month anniversary of the date of issuance and through and including June        , 2013.

The warrants are subject to customary, pro rata anti-dilution provisions for stock splits or recapitalizations. This summary of certain terms and provision of the warrants are qualified in their entirety by reference to the detailed provisions of the warrants, the form of which was filed as an exhibit to a current report on Form 8-K that is incorporated herein by reference.

A warrant may be transferred by a holder without our consent upon surrender of the warrant to us, properly endorsed (by the holder executing an assignment in the form attached to the Warrant).

The exercise price and the number of shares of common stock are subject to adjustment in the event of stock splits, stock dividends on our common stock, stock combinations or similar events affecting our common stock. In addition, in the event we consummate any merger, consolidation, sale or other reorganization event in which our common stock is converted into or exchanged for securities, cash or other property or we consummate a sale of substantially all of our assets, then following that event, a sale of substantially all of our assets, then following that event, the holders of warrants will be entitled to receive upon exercise of the warrants the land and amount of securities, cash or other property which the holders would have received if they had exercised their warrants prior to such reorganization event.

A holder will only be permitted to exercise its warrant by means of a ‘‘cashless exercise’’ in which case the holder will pay the exercise price for such warrant with shares of common stock issuable upon exercise of the warrant. In such circumstances, we would not receive any additional cash proceeds in connection with any such exercise.

PLAN OF DISTRIBUTION

We are offering shares of common stock and warrants through the placement agent. Subject to the terms and conditions contained in the placement agent agreement, dated June     , 2008, Rodman & Renshaw, LLC has agreed to act as placement agent for the sale of shares of our common stock, par value $0.0001 per share, and warrants to purchase shares of our common stock offered in this prosepctus supplement. The placement agent is not purchasing or selling any shares or warrants offered by this prosepctus supplement and the accompanying prospectus, but has agreed to use reasonable ‘‘best efforts’’ to arrange for the sale of all of the shares and warrants offered by this prospectus supplement and the accompanying prospectus.

The placement agent has arranged for the sale to one or more purchasers of the shares of common stock and warrants offered pursuant to this prospectus supplement and the accompanying prospectus through direct purchase agreements between the purchasers and us. In exchange for these placement agent services, we have agreed to pay the placement agent immediately upon the closing of the placement (i) a cash fee equal to up to 7% of the securities offered under this prospectus supplement and accompanying prospectus and (ii) additional compensation in the form of warrants to purchase that number of shares which, when added to the cash fee plus reimbursed expenses, equals 8% of the aggregate purchase price paid by each purchaser of the securities, on the same terms and conditions as the warrants offered pursuant to this prospectus supplement and accompanying prospectus. In addition, we will also reimburse the placement agent for up to $25,000 of legal and out of pocket expenses incurred by them.

Our obligation to issue and sell securities to the purchasers is subject to the conditions set forth in the purchase agreements, which may be waived by us in our discretion. A purchaser’s obligation to purchase securities is subject to conditions set forth in the purchase agreement as well, which also may be waived.

From time to time, we may issue up to 10,000,000 shares of our common stock (subject to adjustment) upon exercise of the warrants. These shares may be sold by the holders thereof from time to time. The warrants are not listed on any exchange and an active trading market for the warrants may not develop.

A warrant may be transferred by a holder without our consent upon surrender of the warrant to us, properly endorsed (by the holder executing an assignment in the form attached to the warrant).

We currently anticipate that the sale of up to 10,000,000 shares of our common stock and up to 10,000,000 warrants will be completed on or about June     , 2008. We estimate the total expenses of this offering which will be payable by us, excluding the fees payable to the placement agent, will be approximately $             .

We have agreed to indemnify the placement agent and purchasers against liabilities under the Securities Act.

The placement agent agreement with Rodman & Renshaw, LLC will be included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC on June 23, 2008.

In order to facilitate the offering of the securities, the placement agent may engage in transactions that stabilize, maintain or otherwise affect the market price of our securities. Any of these activities may maintain the market price of our securities at a level above that which might otherwise prevail in the open market. The placement agent is not required to engage in these activities and if commenced, may end any of these activities at any time. Neither we nor the placement agent make any representation or prediction as to the effect that these transactions may have on the market price of our securities. These transactions may occur on The Nasdaq Capital Market, the OMX Nordic Exchange or otherwise. Any such transactions will be conducted in compliance with Regulation M under the Securities Exchange Act of 1934.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus supplement have been passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

The documents incorporated by reference into this prospectus supplement are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus, without charge, upon written or oral request. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to:

Investor Relations
EpiCept Corporation
777 Old Saw Mill River Road
Tarrytown, NY 10591
(914) 606-3500

We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding EpiCept and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. This information is also available on our website at www.epicept.com.

Reports, proxy statements and other information regarding us may also be inspected at:

The National Association of Securities Dealers
1735 K Street, N.W.
Washington, D.C. 20006

We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities to be sold hereunder. This prospectus supplement and the accompanying prospectus have been filed as part of that registration statement. This prospectus supplement does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement is available for inspection and copying as set forth above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to ‘‘incorporate by reference’’ into this prospectus supplement and the accompanying prospectus the information we have filed with the SEC. This means that we can disclose important information by referring you to those documents. All documents that EpiCept subsequently files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, will be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this prospectus supplement and the accompanying prospectus, a Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus supplement and the accompanying prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed ‘‘filed’’ with the SEC, including information furnished pursuant to Item 2.02 or 7.01 of Form 8-K.

We incorporate by reference the following documents that we have filed with the SEC and any filings that we will make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is terminated:

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008;

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

•	Definitive Proxy Statement on Schedule 14A dated April 7, 2008 relating to our annual meeting of stockholders held on May 21, 2008;

•	Additional Definitive Proxy Soliciting Materials on Schedule 14A dated April 9, 2008, relating to our annual meeting of stockholders held on May 21, 2008;

•	Additional Definitive Proxy Soliciting Materials on Schedule 14A dated May 16, 2008, relating to our annual meeting of stockholders held on May 21, 2008;

•     Current Report on Form 8-K filed January 11, 2008;

•	Current Report on Form 8-K filed January 30, 2008;

•	Current Report on Form 8-K filed February 28, 2008;

•	Current Report on Form 8-K filed March 4, 2008;

•	Current Report on Form 8-K filed March 6, 2008;

•	Current Report on Form 8-K filed March 7, 2008;

•	Current Report on Form 8-K filed March 20, 2008;

•	Current Report on Form 8-K filed April 3, 2008;

•	Current Report on Form 8-K filed April 8, 2008;

•	Current Report on Form 8-K filed April 21, 2008;

•	Current Report on Form 8-K filed May 9, 2007;

•	Current Report on Form 8-K filed May 15, 2008;

•	Current Report on Form 8-K filed May 21, 2008;

•	Current Report on Form 8-K filed May 28, 2008;

•	Current Report on Form 8-K filed June 5, 2008;

•	Current Report on Form 8-K filed June 6, 2008; and

•	Current Report on Form 8-K filed June 23, 2008.

Copies of these filings are available free of charge by writing to EpiCept Corporation, 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Robert W. Cook, Secretary, or by telephoning us at (914) 606-3500.

Any statement made in this prospectus supplement and the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus supplement and the accompanying prospectus at no cost by writing to or telephoning us at the address and telephone number given above. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

PROSPECTUS

$50,000,000

Common Stock, par value $0.0001 per share
Preferred Stock, par value $0.0001 per share
Debt Securities
Convertible Debt Securities
Warrants

This prospectus relates solely to the offer and sale, from time to time, of equity and debt securities of EpiCept Corporation (‘‘EpiCept’’ or the ‘‘Company’’) by us. The securities are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended.

We may offer the securities from time to time in amounts and on terms as we may determine, through public or private transactions or through other means described in the section entitled ‘‘Plan of Distribution’’ beginning on page 15.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplements will provide the specific terms of the plan of distribution.

Our common stock is dual-listed on The Nasdaq Capital Market and the OMX Nordic Exchange under the ticker symbol ‘‘EPCT.’’ The last reported sale price of our common stock on August 31, 2007 was $1.64 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter system. If we decide to seek a listing for any of our other securities, that will be disclosed in a prospectus supplement.

Investing in our securities involves risks. See ‘‘Risk Factors’’ beginning on page 2 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 18, 2007.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since then.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	ii
ABOUT EPICEPT	1
RISK FACTORS	2
USE OF PROCEEDS	2
RATIO OF EARNINGS TO FIXED CHARGES	2
SECURITIES WE MAY OFFER	2
DESCRIPTION OF CAPITAL STOCK	3
DESCRIPTION OF DEBT SECURITIES THAT WE MAY OFFER	7
DESCRIPTION OF WARRANTS	13
DESCRIPTION OF UNITS	14
PLAN OF DISTRIBUTION	15
LEGAL MATTERS	17
EXPERTS	17
WHERE YOU CAN FIND MORE INFORMATION	17
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	18

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the ‘‘Commission’’) using a ‘‘shelf’’ registration process. Under this shelf registration process, we may, from time to time, offer and/or sell the securities referenced herein in one or more offerings. Each time our securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading ‘‘Incorporation of Certain Documents by Reference.’’

You should rely only on the information contained in this prospectus, any applicable prospectus supplement and those documents incorporated by reference herein. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement or incorporated herein or herein by reference. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the registration statement of which it forms a part, any prospectus supplement and the documents incorporated by reference into these documents contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. We use words such as ‘‘anticipates,’’ ‘‘believes,’’ ‘‘plans,’’ ‘‘expects,’’ ‘‘future,’’ ‘‘intends,’’ ‘‘will,’’ ‘‘foresee’’ and similar expressions to identify these forward-looking statements. In addition, from time to time we or our representatives have made or may make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions, that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those discussed in the section entitled ‘‘Risk Factors’’ beginning on page 2 of this prospectus. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which reflect management’s opinions only as of the date hereof. Except as required by law, EpiCept undertakes no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

ii

ABOUT EPICEPT

This summary description of us and our business highlights selected information about us contained elsewhere in this prospectus or incorporated herein by reference. This summary may not contain all of the information about us that you should consider before buying securities in this offering. You should carefully read this entire prospectus, any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used herein, ‘‘EpiCept’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our’’ refer to EpiCept Corporation and its subsidiaries.

We are a specialty pharmaceutical company focused on the development of pharmaceutical products for the treatment of cancer and pain. Our lead oncology product candidate is Ceplene, which had been submitted for European registration as remission maintenance therapy in the treatment of acute myeloid leukemia, or AML, specifically for patients who are in their first complete remission (CR-1). Two other oncology compounds are in development, one of which has commenced a Phase II clinical trial and the second of which entered clinical development in late 2006. Our mid-to-late stage pain product candidates are: EpiCept NP-1, a prescription topical analgesic cream designed to provide effective long-term relief of peripheral neuropathies; LidoPAIN SP, a sterile prescription analgesic patch designed to provide sustained topical delivery of lidocaine to a post-surgical or post-traumatic sutured wound while also providing a sterile protective covering for the wound; and LidoPAIN BP, a prescription analgesic non-sterile patch designed to provide sustained topical delivery of lidocaine for the treatment of acute or recurrent lower back pain. Our portfolio of pain management and oncology product candidates allows us to be less reliant on the success of any single product candidate.

None of our product candidates has been approved by the U.S. Food and Drug Administration (‘‘FDA’’) or any comparable agency in another country and we have yet to generate product revenues from any of our product candidates in development.

Our executive offices are located at 777 Old Saw Mill River Road, Tarrytown, NY 10591, our telephone number at that location is (914) 606-3500, and our website can be accessed at www.epicept.com. Information contained in our website does not constitute part of this prospectus.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the specific risks described under the heading ‘‘Risk Factors’’ in the applicable prospectus supplement and under the caption ‘‘Risk Factors’’ in any of our filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated herein by reference, before making an investment decision. Each of the risks described in these headings could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. For more information, see ‘‘Where You Can Find More Information’’ and ‘‘Incorporation of Certain Documents By Reference.’’ Risks related to specific securities will be described in the applicable prospectus supplement relating to those securities.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement accompanying this prospectus, we expect to add substantially all of the net proceeds of the sale of securities by us to our general funds for general corporate purposes, including capital expenditures, working capital, the repayment or reduction of long-term and short-term debt, and acquisitions of businesses, products, product rights or technologies. We may invest funds that we do not immediately require in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	For the Year Ended December 31,					For the Six Months Ended June 30, 2007
	2002	2003	2004	2005	2006
Ratio of earnings to fixed charges(1)	N/A	N/A	N/A	N/A	N/A	N/A
Deficiency of earnings available to cover fixed charges (in thousands)(2)	$(9,877)	$(10,035)	$(7,883)	$(7,499)	$(65,453)	$(14,714)

(1)	In each of the periods presented, we incurred a net loss. Thus, our earnings were insufficient to cover our fixed charges.
(2)	The deficiency of earnings is equivalent to net loss before income tax expense/benefit.

SECURITIES WE MAY OFFER

We may, from time to time offer under this prospectus, separately or together:

•	common stock

•	preferred stock

•	senior, subordinated or convertible debt securities

•	warrants to purchase equity securities; and

•	units

The aggregate initial offering price of the offered securities will not exceed $50,000,000.

DESCRIPTION OF CAPITAL STOCK

General

Our restated certificate of incorporation authorizes 75,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of undesignated preferred stock, $0.0001 par value. The foregoing and the following description of capital stock give effect to the restated certificate of incorporation and by the provisions of the applicable Delaware law.

Common Stock

As of August 14, 2007, EpiCept had 37,544,993 shares of common stock outstanding that were held of record by approximately 95 stockholders.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of EpiCept’s liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Our board of directors has the authority, without action by its stockholders, to designate and issue up to 5,000,000 shares of preferred stock in one or more series. The board of directors may also designate the rights, preferences and privileges of each series of preferred stock; any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company without further action by the stockholders.

Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

•	the number of shares in the series of preferred stock;

•	the designation for the series of preferred stock by number, letter or title that will distinguish the series from any other series of preferred stock;

•	the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

•	the voting rights of that series of preferred stock, if any;

•	any conversion provisions applicable to that series of preferred stock;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	the liquidation preference per share of that series of preferred stock; and

•	the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

Warrants

As of August 14, 2007, the following warrants were outstanding:

•	Upon the closing of the merger with Maxim Pharmaceuticals, Inc. on January 4, 2006, we issued warrants to purchase approximately 0.3 million shares at an exercise price range of $13.48 – $37.75 per share of our common stock in exchange for Maxim’s warrants.

•	On February 9, 2006, we raised $11.6 million gross proceeds through a private placement of common stock and common stock purchase warrants. Five year common stock purchase warrants were issued to the investors granting them the right to purchase approximately 1 million shares of our common stock at a price of $4.00 per share.

•	On August 30, 2006, we entered into a senior secured term loan in the amount of $10.0 million with Hercules Technology Growth Capital. Inc. Five year common stock purchase warrants were issued to Hercules granting them the right to purchase 0.5 million shares of our common stock at an exercise price of $2.65 per share. As a result of certain anti-dilution adjustments resulting from a financing consummated by us on December 21, 2006 and an amendment entered into on January 26, 2007, the terms of the warrants issued to Hercules Technology Growth Capital, Inc. were adjusted to grant Hercules the right to purchase an aggregate of 0.9 million shares of our common stock at an exercise price of $1.46 per share.

•	On December 21, 2006, we raised approximately $10.0 million gross proceeds through a private placement of common stock and common stock purchase warrants. Five year common stock purchase warrants were issued to the investors granting them the right to purchase approximately 3.9 million shares of our common stock at a price of $1.47 per share.

•	On June 28, 2007, we raised approximately $10.0 million gross proceeds through a private placement of common stock and common stock purchase warrants. Five year common stock purchase warrants were issued to the investors granting them the right to purchase approximately 2.6 million shares of our common stock at an exercise price of $2.93 per share.

•	On August 1, 2007, we issued five year common stock purchase warrants to Epitome Analgesics Inc. granting them the right to purchase approximately 0.3 million shares of our common stock at a price of $1.96 per share.

Registration Rights

In consideration for the termination of an existing registration rights agreement and in anticipation of the merger with Maxim, we entered into a registration rights agreement pursuant to which TVM III Limited Partnership, TVM IV GmbH & Co. KG, Private Equity Direct Finance, The Merlin Biosciences Fund L.P., The Merlin Biosciences Fund GbR, the Sanders Investors and Mr. John V. Talley were granted registration rights with respect to their shares of common stock following the completion of the merger with Maxim. These registration rights include customary demand and piggyback registration rights. There are a total of 4,578,151 shares of common stock that are subject to these registration rights.

In connection with the each of the private placements conducted on February 9, 2006, August 30, 2006, December 21, 2006 and June 28, 2007, we entered into customary registration rights agreements granting the holders of common stock purchase warrants representing an aggregate of 7,882,269 shares of common stock the right to require us to register the common stock issuable upon exercise of their warrants. The shares underlying the warrants sold in February 2006, August 2006, December 2006 and June 2007 were already registered with the SEC. We are also required to file a registration statement for the common stock issuable to Cornell Capital Partners pursuant to the SEDA on or prior to the first sale of common stock thereunder to Cornell Capital Partners.

Anti-Takeover Provisions

Provisions of Delaware law and the restated certificate of incorporation and amended bylaws to be in effect upon the closing of the merger could make the acquisition of EpiCept through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits provided its ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. EpiCept believes the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

Effects of Some Provisions of Delaware Law.   Upon the closing of the merger, we will be subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a ‘‘business combination’’ with an ‘‘interested stockholder’’ for a period of three years following the date the person became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a ‘‘business combination’’ for these purposes includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An ‘‘interested stockholder’’ for these purposes is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities, we expect the existence of this provision to have an anti-takeover effect with respect to transactions its board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Anti-Takeover Effects of Provisions of the Charter Documents.   Our restated certificate of incorporation provides for our board of directors to be divided into three classes serving staggered terms. Approximately one-third of the board of directors will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the board of directors until the second annual stockholders meeting following the date the acquiring party obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions. Our restated certificate of incorporation to be in effect upon the closing of the merger also provides that directors may be removed with cause by the affirmative vote of the holders of 75% of the outstanding shares of common stock.

Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of his or her intention to bring that business before the meeting. Our amended bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of the stockholders. However, the amended and restated bylaws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the amended and restated certificate of incorporation or the amended and restated bylaws. The amended and restated bylaws authorize a majority of our board of directors, the chairman of the board or the chief executive officer to call a special meeting of stockholders. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of the board of directors by calling a special meeting of stockholders prior to such time as a majority of the board of directors believed or the chief executive officer believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the board also could be delayed until the next annual meeting.

Delaware law provides that stockholders may execute an action by written consent in lieu of a stockholder meeting. However, Delaware law also allows us to eliminate stockholder actions by written consent. Elimination of written consents of stockholders may lengthen the amount of time required to take stockholder actions since actions by written consent are not subject to the minimum notice requirement of a stockholder’s meeting. However, we believe that the elimination of stockholders’ written consents may deter hostile takeover attempts. Without the availability of stockholders’ actions by written consent, a holder controlling a majority of our capital stock would not be able to amend its bylaws or remove directors without holding a stockholders meeting. The holder would have to obtain the consent of a majority of the board of directors, the chairman of the board or the chief executive officer to call a stockholders meeting and satisfy the notice periods determined by the board of directors. The restated certificate of incorporation provides that stockholders may not act by written consent.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, located at 59 Maiden Lane, Plaza Level, New York, NY 10038.

DESCRIPTION OF DEBT SECURITIES THAT WE MAY OFFER

The following summary of the terms of the debt securities describes general terms that apply to the debt securities. The debt securities offered pursuant to this prospectus will be unsecured obligations and will be either senior debt, subordinated debt and/or convertible debt. The particular terms of any debt securities will be described more specifically in each prospectus supplement relating to those debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Debt securities will be issued under an indenture. We summarize the indenture below. Where we make no distinction in our summary between senior debt securities and subordinated debt securities the applicable information refers to any debt securities and the indenture. Since this is only a summary, it does not contain all of the information that may be important to you. A form of indenture relating to debt securities, along with a form of debt securities are exhibits to the registration statement of which this prospectus is a part. The form of executed indenture will be incorporated by reference from a current report on Form 8-K. We encourage you to read those documents, including the executed indenture because the executed indenture, and not this summary, will govern your rights as a holder of debt securities.

General

The indenture will not limit the aggregate principal amount of debt securities we may issue and will provide that we may issue debt securities thereunder from time to time in one or more series. The indenture will not limit the amount of other indebtedness or debt securities, other than certain secured indebtedness as described below, which we or our subsidiaries may issue. Under the indenture, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of the series or establish additional terms of the series.

Unless otherwise provided in a prospectus supplement, any senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and senior indebtedness, and the subordinated debt securities will be unsecured obligations of ours and, as set forth below under ‘‘— Subordinated Debt Securities,’’ will be subordinated in right of payment to all of our senior indebtedness.

Because many of our assets are held in subsidiaries established in connection with financing transactions, our rights and the rights of our creditors (including the holders of debt securities) and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of debt securities we are offering by that prospectus supplement. The terms may include:

•	the title and specific designation of the debt securities, including whether they are senior debt securities or subordinated debt securities, and if subordinated, the degree to which the subordinated debt securities will be senior or subordinated to our indebtedness in right of payment;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	whether the debt securities are to be issuable as registered securities, as bearer securities or alternatively as bearer securities and registered securities, and if as bearer securities, whether interest on any portion of a bearer security in global form will be paid to any clearing organizations;

•	the currency or currencies, or composite currencies, in which the debt securities will be denominated and in which we will make payments on the debt securities;

•	the date or dates on which we must pay principal;

•	the rate or rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the place or places where we must pay the debt securities and where any debt securities issued in registered form may be sent for transfer or exchange;

•	the terms and conditions on which we may, or may be required to, redeem the debt securities;

•	the terms and conditions of any sinking fund;

•	the terms and conditions of modifications, amendments and waivers of any terms of the debt securities;

•	if other than denominations of $1,000, the denominations in which we may issue the debt securities;

•	the amount we will pay if the maturity of the debt securities is accelerated;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	events of default or covenants (including relating to merger, consolidations and sales of assets) that apply to the debt securities;

•	whether the debt securities will be defeasible; and

•	any other terms of the debt securities and any other deletions from or modifications or additions to the indenture in respect of the debt securities, including those relating to the subordination of any debt securities.

Unless the applicable prospectus supplement specifies otherwise, the debt securities will not be listed on any securities exchange.

Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities. Debt securities issued in bearer form will be transferable by delivery.

Unless otherwise stated in the prospectus supplement, we will pay principal, premium, interest and additional amounts, if any, on the debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). We may pay interest on debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts. Interest on debt securities issued in registered form will be payable on any interest payment date to the registered owners of the debt securities at the close of business on the regular record date for the interest payment. We will name in the prospectus supplement all paying agents we initially designate for the debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the debt securities are payable.

Unless otherwise stated in the prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange. We will not be required to:

•	issue, register the transfer of, or exchange, debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or

•	register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

We shall appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) we initially designate for any debt securities will be named in the related prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the debt securities are payable.

Unless otherwise stated in the prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below. Provisions relating to the use of global securities are more fully described below in the section entitled ‘‘Use of Global Securities.’’

We may issue the debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. We will describe certain special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units, or if any debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the debt securities and the foreign currency or currency units in the prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Subordinated Debt Securities

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply for subordinated debt securities.

Before we pay the principal of, premium, if any, and interest on, the subordinated debt securities, we must be current and not in default on payment in full of all of our senior indebtedness. Senior indebtedness includes all of our indebtedness as described below, except for:

•	obligations issued or assumed as the deferred purchase price of property;

•	conditional sale obligations;

•	obligations arising under any title retention agreements;

•	indebtedness relating to the applicable subordinated debt securities;

•	indebtedness owed to one of our subsidiaries; and

•	indebtedness that, by its terms, is subordinate in right of payment to or equal with the applicable subordinated debt securities.

Generally indebtedness means:

•	the principal of, premium, if any, and interest on indebtedness for money borrowed;

•	the principal of, premium, if any, and interest on indebtedness evidenced by notes, debentures, bonds or other similar instruments;

•	capitalized lease obligations;

•	obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations arising under any title retention agreements;

•	obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to certain letters of credit securing obligations entered into in the ordinary course of business);

•	obligations of the type referred to in the bullet points above assumed for another party and dividends of another party for the payment of which, in either case, one is responsible or liable as obligor, guarantor or otherwise; and

•	obligations assumed of the types referred to in the bullet points above for another party secured by any lien on any of one’s property or assets.

Indebtedness does not include amounts owed pursuant to trade accounts arising in the ordinary course of business.

Generally, we may not pay the principal of, premium, if any, or interest on the subordinated debt securities if, at the time of payment (or immediately after giving effect to such payment):

•	there exists under any senior indebtedness, or any agreement under which any senior indebtedness is issued, any default, which default results in the full amount of the senior indebtedness being declared due and payable; or

•	the trustee has received written notice from a holder of senior indebtedness stating that there exists under the senior indebtedness, or any agreement under which the senior indebtedness is issued, a default, which default permits the holders of the senior indebtedness to declare the full amount of the senior indebtedness due and payable, unless, among other things, in either case:

•	the default has been cured or waived; or

•	full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has been made or duly provided for under the terms of any instrument governing senior indebtedness.

Limited subordination periods apply in the event of non-payment defaults relating to senior indebtedness in situations where there has not been an acceleration of senior indebtedness.

A failure to make any payment on the subordinated debt securities as a result of the foregoing provisions will not affect our obligations to the holders of the subordinated debt securities to pay the principal of, premium, if any, and interest on the subordinated debt securities as and when such payment obligations become due.

The holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on senior indebtedness, or provisions will be made for such payment, before the holders of the subordinated debt securities are entitled to receive any payment or distribution of any kind relating to the subordinated debt securities or on account of any purchase or other acquisition of the subordinated debt securities by us or any of our subsidiaries, in the event of:

•	insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case, relating to us or our assets;

•	any liquidation, dissolution or other winding up of Emeritus, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities.

In addition, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions of cash, property and securities applicable to the senior indebtedness until the principal of, premium, if any, and interest on the subordinated debt securities are paid in full.

Because of these subordination provisions, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the subordinated debt securities.

The indenture will not limit the aggregate amount of senior indebtedness that we may issue. If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of a recent date.

Convertible Debt Securities

We will set forth in the prospectus supplement the terms on which a series of senior or subordinated debt securities may be convertible or exchangeable for our common, preferred or other capital stock, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether the conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third-party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive cash, securities or other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Use of Global Securities

The debt securities of any series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with a depositary or its nominee identified in the series prospectus supplement.

The specific terms of the depositary arrangement covering debt securities will be described in the prospectus supplement relating to that series. We anticipate that the following provisions or similar provisions will apply to depositary arrangements relating to debt securities, although to the extent the terms of any arrangement differs from those described in this section, the terms of the arrangement shall supersede those in this section. In this section, the term debt securities will refer to both senior, subordinated and convertible debt securities.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit, to accounts in its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global security. These accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Only institutions that have accounts with the depositary or its nominee, and persons who hold beneficial interests through those participants, may own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, its nominee or any such participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interest in a global security.

As long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names and will not be entitled to receive physical delivery of the debt securities in definitive form.

We will make all payments of principal of, any premium and interest on, and any additional amounts with respect to, debt securities issued as global securities to the depositary or its nominee. Neither we nor the trustee, any paying agent or the security registrar assumes any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in ‘‘street name,’’ and will be the responsibility of such participants.

The indenture provides that if:

•	the depositary notifies us that it is unwilling or unable to continue as depositary for a series of debt securities, or if the depositary is no longer legally qualified to serve in that capacity, and we have not appointed a successor depositary within 90 days of written notice,

•	we determine that a series of debt securities will no longer be represented by global securities and we execute and deliver an order to that effect to the trustee, or

•	an event of default with respect to a series of debt securities occurs and continues,

the global securities for that series will be exchanged for registered debt securities in definitive form. The definitive debt securities will be registered in the name or names the depositary instructs the trustee. We expect that these instructions may be based upon directions the depositary receives from participants with respect to ownership of beneficial interests in global securities.

DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any, including any combination, of common stock, preferred stock or convertible preferred stock that we may sell under this prospectus.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants with respect to which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as ‘‘warrant agreements,’’ including the forms of certificates representing the warrants, which we refer to collectively as ‘‘warrant certificates,’’ and reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the Commission and incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described in this section, then the terms described in this section will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and warrant certificate for additional information before you purchase any of our warrants.

General

The prospectus supplement will describe the terms of the warrants with respect to which this prospectus is being delivered, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•	the number of securities purchasable upon exercise of each warrant and the initial price at which the number of securities may be purchased upon such exercise;

•	the designation and terms of the securities, if other than common stock, purchasable upon exercise of the warrants and of any securities, if other than common stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the offering price, if any, of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	call provisions, if any, of the warrants;

•	antidilution or other adjustment provisions, if any, of the warrants; and

•	any other material terms of the warrants.

The description of warrants in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement and warrant certificate relating to the warrants being offered.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash that number of securities at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to the close of business, New York City time, on the expiration date set forth in the applicable prospectus supplement. After the close of business, New York City time, on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

Warrant certificates may be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units to purchase one or more of the Securities referenced herein. The terms of such units will be set forth in a prospectus supplement. The form of units and the applicable unit agreement will be filed with the Commission and incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. We encourage you to read the applicable unit agreement and unit before you purchase any of our units.

PLAN OF DISTRIBUTION

We may, from time to time, sell any or all of their shares of common stock on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices.

We may use any one or more of the following methods when selling our securities:

•	direct sales to purchasers;

•	through underwriters or dealers;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with us to sell a specified number of such securities at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

If underwriters are used in the sale of any shares, the shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The shares may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the shares will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares if they purchase any of the shares (other than any shares purchased upon exercise of any option to purchase additional shares).

Broker-dealers engaged by us may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from us (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, we may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. We may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. We may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

We and any broker-dealers or agents that are involved in selling the securities may be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company will pay all fees and expenses incident to the registration of the shares. The Company may agree to indemnify any underwriters or agents against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.

LEGAL MATTERS

The validity of the issuance of securities offered by this prospectus will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and include explanatory paragraphs referring to the Company’s change in the method of accounting for stock-based compensation effective January 1, 2006 as discussed in Note 2 to the consolidated financial statements and to the Company’s ability to continue as a going concern as discussed in Note 1 to the consolidated financial statements, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus, without charge, upon written or oral request. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to:

Investor Relations
EpiCept Corporation
777 Old Saw Mill River Road
Tarrytown, NY 10591
(914) 606-3500

We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding EpiCept and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. This information is also available on our website at www.epicept.com.

Reports, proxy statements and other information regarding us may also be inspected at:

The National Association of Securities Dealers
1735 K Street, N.W.
Washington, D.C. 20006

We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities to be sold hereunder. This prospectus has been filed as part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement is available for inspection and copying as set forth above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to ‘‘incorporate by reference’’ into this prospectus the information we have filed with the SEC. This means that we can disclose important information by referring you to those documents. All documents that EpiCept subsequently files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, will be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this prospectus, a Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed ‘‘filed’’ with the SEC, including information furnished pursuant to Item 2.02 or 7.01 of Form 8-K.

We incorporate by reference the following documents that we have filed with the SEC and any filings that we will make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is terminated:

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007;

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	Definitive Proxy Statement on Schedule 14A dated March 2, 2007, relating to our special meeting of stockholders held on April 6, 2007;

•	Definitive Proxy Statement on Schedule 14A dated April 23, 2007, relating to our annual meeting of stockholders held on May 23, 2007;

•	Current Report on Form 8-K filed February 5, 2007;

•	Current Report on Form 8-K filed April 9, 2007;

•	Current Report on Form 8-K filed April 10, 2007;

•	Amended Current Report on Form 8-K filed April 11, 2007;

•	Current Report on Form 8-K filed May 30, 2007;

•	Current Report on Form 8-K filed June 29, 2007; and

•	Current Report on Form 8-K filed August 27, 2007.

Copies of these filings are available free of charge by writing to EpiCept Corporation, 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Robert W. Cook, Secretary, or by telephoning us at (914) 606-3500.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus at no cost by writing to or telephoning us at the address and telephone number given above. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.